   As filed with the Securities and Exchange Commission on October 25, 1996.

                                                Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             -----------------------

                                PLANTRONICS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             -----------------------

         DELAWARE                                          77-0207692
         (STATE OF INCORPORATION)           (I.R.S. EMPLOYER IDENTIFICATION NO.)

                               337 ENCINAL STREET
                          SANTA CRUZ, CALIFORNIA 95060
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                             -----------------------

                                 1993 STOCK PLAN
                         1993 DIRECTOR STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           (FULL TITLES OF THE PLANS)
                             -----------------------

                                 ROBERT S. CECIL
                        CHAIRMAN OF THE BOARD, PRESIDENT
                           AND CHIEF EXECUTIVE OFFICER
                                PLANTRONICS, INC.
                               337 ENCINAL STREET
                          SANTA CRUZ, CALIFORNIA 95060
                                  408-426-6060
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                             -----------------------

                                   Copies to:
                           Henry P. Massey, Jr., Esq.
                             David C. Drummond, Esq.
                             Eric John Finseth, Esq.
                             Bradley A. Bugdanowitz
                        WILSON SONSINI GOODRICH & ROSATI
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                  415-493-9300

                         CALCULATION OF REGISTRATION FEE

                                             Proposed            Proposed
  Title of              Maximum               Maximum             Maximum
 Securities              Amount               Offering            Aggregate      Amount of
    to be                to be                Price Per           Offering      Registration
 Registered            Registered               Share               Price            Fee
----------------------------------------------------------------------------------------------
Common Stock,
$.01 par value           383 shares(1)       $36.57            $    14,006.31             --

Common Stock,
$.01 par value       519,617 shares(2)       $39.68(3)          $20,618,402.56             --
                     -------                 ---------          --------------      ---------
   TOTAL .....       520,000 shares                 --          $20,632,408.87      $6,252.25



(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two sub-totals, indicated by footnotes (1) and (2), respectively. This sub-total indicated by footnote (1) represents an estimated 383 shares issuable upon exercise of options under the 1996 Employee Stock Purchase Plan (the "Purchase Plan") at the end of the Purchase Plan's six-month "offering period" commencing September 1, 1996. Based on currently anticipated employee payroll deductions toward purchases under the Purchase Plan for such offering period, and based on an exercise price of $36.57 applicable to purchases made at the end of such offering period, the Registrant estimates that approximately 383 shares of its Common Stock will be purchased pursuant to the Purchase Plan at the end of such offering period. Purchases in subsequent six-month offering periods under the Purchase Plan are not known.

(2) This subtotal represents the sum of: (i) shares issuable upon exercise of options that have not yet been granted with respect to the additional 490,000 shares and 10,000 shares which have become issuable, pursuant to Board of Directors and stockholder approval, under the 1993 Stock Plan (the "Stock Plan") and the 1993 Director Stock Option Plan (the "Director Plan"), respectively, and
(ii) 19,617 shares that are anticipated to be issuable upon the exercise of options to be granted in future offering periods under the Purchase Plan. The total number of shares reserved for issuance under the Purchase Plan is 20,000, of which the Registrant anticipates that 383 shares of Common Stock will be issuable upon the exercise of options with respect to the first offering period under the Purchase Plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the total registration fee. The average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on October 18, 1996 was $39.75. Because option exercises under the Purchase Plan will be at a price equal to 95% of the market trading price at the beginning of the applicable offering period under the Purchase Plan, the $39.68 estimated Proposed Maximum Offering Price Per Share has been calculated as a weighted average of the 500,000 additional shares issuable under the Stock Plan and Director Plan (exercisable at 100% of fair market value on the date of grant) and the 19,617 shares anticipated to be issuable under the Purchase Plan with respect to future offering periods (exercisable at 95% of fair market value at the beginning of the offering period).

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

         The following documents and information heretofore filed with the Securities and Exchange Commission are hereby incorporated by reference:

         ITEM 3(a)

                  The Registrant's Annual Report on Form 10-K for the fiscal year ended March 30, 1996, filed on June 27, 1996 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         ITEM 3(b)

                  The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1996, filed on August 14, 1996, as amended by Amendment Number 1 to such Quarterly Report on Form 10-Q/A, filed on August 28, 1996 pursuant to Section 13 of the Exchange Act.

         ITEM 3(c)

                  The description of the Company's Common Stock as set forth in the Company's Registration Statement on Form S-1, Registration Number 33-70744, filed on October 20, 1993, as amended by Amendment Number 1, filed on November 30, 1993, Amendment Number 2, filed on December 27, 1993, and Amendment Number 3, filed on January 18, 1994.

                  Item 1 of the Registrant's Registration Statement on Form 8-A, filed on December 20, 1993, as amended by Amendment No. 1 to such Registration Statement on Form 8-A/A, filed on January 14, 1994 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article Nine of the Registrant's Certificate of Incorporation and Article V of the Registrant's By-laws provide for indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. In addition, the Registrant has entered into Indemnification Agreements with its officers and directors. Reference is also made to certain Underwriting Agreements (Exhibits 1.1 and 1.2 to the Company's Registration Statement No. 33-70744 on Form S-1), which provide for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities. A registration rights agreement entered into by the Registrant and certain holders (the "Holders") of its Common Stock (including certain of the Selling Stockholders), provides for cross-indemnification of the Holders and the Registrant, its officers and directors for certain liabilities arising under the Securities Act or otherwise.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8. EXHIBITS.

         Exhibit
         Number                       Document
         ------                       --------

         4.1(1)  1993 Stock Plan.

         4.2     Amendment effective as of April 23, 1996 to the 1993 Stock
                 Plan.

         4.3(2)  1993 Director Stock Option Plan.

         4.4 Amendment effective as of April 23, 1996 to the 1993 Director Stock Option Plan.

         4.5     1996 Employee Stock Purchase Plan.

         5.1     Opinion of Counsel as to Legality of Securities Being
                 Registered.

        24.1     Consent of Independent Accountants (see page 8).

        24.2     Consent of Counsel (contained in Exhibit 5.1 hereto).

        25.1     Power of Attorney (see page 6).
--------------------

(1) Exhibit No. 4.1 is incorporated by reference to Exhibit 10.1 filed with the Registrant's Registration Statement on Form S-1, No. 33-70744.

(2) Exhibit No. 4.3 is incorporated by reference to Exhibit 10.29 filed with the Registrant's Registration Statement on Form S-1, No. 33-70744.

ITEM 9. UNDERTAKINGS

         A. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant, Plantronics, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on October
14, 1996.

                                PLANTRONICS, INC.

                             By: /s/ Robert S. Cecil
                                ---------------------------
                                 Robert S. Cecil, President


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert S. Cecil and John A. Knutson, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                                    Title                                     Date
          ---------                                    -----                                     ----

/s/ Robert S. Cecil                         Chairman of the Board, Chief                  October 14, 1996
-----------------------------               Executive Officer, and President
(Robert S. Cecil)                           (Principal Executive Officer)


/s/ Daniel A. Gaudreau                      Vice President -- Finance and                 October 14, 1996
------------------------------              Administration, and Chief Financial
(Daniel A. Gaudreau)                        Officer (Principal Financial
                                            Officer, Principal Accounting Officer)

/s/ Richard D. Banziger                     Director                                      October 14, 1996
---------------------------
(Richard D. Banziger)

/s/ M. Saleem Muqaddam                      Director                                      October 14, 1996
----------------------
(M. Saleem Muqaddam)

/s/ John Mowbray O'Mara                     Director                                      October 14, 1996
-----------------------
(John Mowbray O'Mara)

/s/ Trude C. Taylor                         Director                                      October 14, 1996
----------------------------
(Trude C. Taylor)

/s/ J. Sidney Webb                          Director                                      October 14, 1996
----------------------------
(J. Sidney Webb)

/s/ David A. Wegmann                        Director                                      October 14, 1996
-------------------------
(David A. Wegmann)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 19, 1996, which appears on page 24 of the 1996 Annual Report to Shareholders of Plantronics, Inc., which is incorporated by reference in Plantronics, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996.

/s/ PRICE WATERHOUSE LLP

Price Waterhouse LLP
San Jose, California
October 21, 1996

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

             ------------------------------------------------------

                                    EXHIBITS

             ------------------------------------------------------


                       Registration Statement on Form S-8

                                PLANTRONICS, INC.

                                October 25, 1996

                                INDEX TO EXHIBITS

         Exhibit
         Number                                          Document
         ------                                          --------

         4.2               Amendment effective as of April 23, 1996 to the 1993 Stock Plan.

         4.4               Amendment effective as of April 23, 1996 to the 1993 Director Stock Option Plan.

         4.5               1996 Employee Stock Purchase Plan.

         5.1               Opinion of Counsel as to Legality of Securities Being Registered.

         24.1              Consent of Independent Accountants (see page 8).

         24.2              Consent of Counsel (contained in Exhibit 5.1 hereto).

         25.1              Power of Attorney (see page 6).